Exhibit 99.1

Spherix CEO to Speak at the IP Business Congress Global 2014 Conference

-- Mr. Anthony Hayes to Discuss Patent Marketplace at International Conference --

BETHESDA, MD, June 19, 2014 /PRNewswire/ -- Spherix Incorporated (NASDAQ:SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that Mr. Anthony Hayes, CEO, will join a panel discussion at the IP Business Congress Global conference (IPBC Global 2014). The conference is being held at the Okura Hotel in Amsterdam June 22 - 24, 2014.

Mr. Hayes will join a panel of industry experts to discuss deal dynamics, current trends in the intellectual property transactions marketplace, driving forces behind recent major deals and predictions for the future of IP monetization.

About IPBC Global

IPBC Global, an annual event for Global IP leaders, is widely acknowledged as the world’s principal forum for senior thought leaders who specialize in the business of IP to come together to discuss cutting-edge issues around IP value creation. With IP continuing to move further up the corporate and investment agenda, this focus is more relevant than ever before. For more information on the event, please visit http://www.ipbusinesscongress.com/2014/.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Contact:
Investor Relations Contact:
Hayden IR
Brett Mass
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix Contact:
Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com